Exhibit 99.1

N E W S R E L E A S E

Contact:	Investor Relations Inquiries	Media Inquiries
	Jennifer Gilligan	Isabella Wiltse
	Senior Vice President, Finance & Investor Relations	Vice President, Media & Public Relations
	(212) 549-1306	(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES 2025 GUIDANCE
-- 2025 adjusted diluted EPS of greater than $7.25 --
-- Reaffirms 2024 adjusted diluted EPS guidance of greater than $6.80 --

ST. LOUIS, MISSOURI (December 12, 2024) - Centene Corporation (NYSE: CNC) ("the Company"), a leading healthcare enterprise committed to helping people live healthier lives, today will host its investor day to outline its 2025 financial guidance.

"Centene is a mission-driven organization, dedicated to delivering high quality outcomes for more than 28 million members, many of whom are among the nation's most medically complex and historically underserved populations. Over the last three years we improved our core operations and invested in the experience of our customers and providers, all while delivering on our financial commitments," said Chief Executive Officer of Centene, Sarah M. London. "This morning, we are reiterating our 2024 adjusted diluted EPS guidance of greater than $6.80. Additionally, we issued 2025 adjusted diluted EPS guidance of greater than $7.25, representing more than 6% year-over-year growth."

For its 2025 fiscal year, the Company's guidance is as follows:

•Total revenues of $166.5 billion to $169.5 billion.
•Premium and service revenues of $154.0 billion to $156.0 billion.
•GAAP diluted earnings per share (EPS) of greater than $6.19.
•Adjusted diluted EPS of greater than $7.25.
•Health benefits ratio (HBR) of 88.4% to 89.0%.
•Selling, general and administrative (SG&A) expense ratio of 8.1% to 8.7%.
•Adjusted SG&A expense ratio of 8.1% to 8.7%.
•Effective tax rate of 21.5% to 22.5%.
•Adjusted effective tax rate of 22.0% to 23.0%.
•Diluted shares outstanding of 491.0 million to 494.0 million.

The Company reaffirms its 2024 premium and service revenues guidance in the previously announced range of $143.5 billion to $144.5 billion, HBR guidance in the previously announced range of 88.3% to 88.5% and adjusted diluted EPS guidance of greater than $6.80. Full year 2024 earnings will be reported on February 4, 2025, at 6:00 a.m. Eastern Time, with a conference call at 8:30 a.m. Eastern Time.

Investor Meeting

Centene Corporation will host a virtual investor day today starting at 8:30 a.m. Eastern Time. The event can be accessed via a live webcast on the Company's website at www.centene.com, under the Investors section, or directly via the following link at: https://event.webcasts.com/starthere.jsp?ei=1700085&tp_key=eac9720ef1. A webcast replay will be available for on-demand listening shortly following the completion of the call for the next 12 months at the aforementioned URL.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally in evaluating the Company's performance and for planning purposes, by allowing management to focus on period-to-period changes in the Company's core business operations, and in determining employee incentive compensation. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

The Company believes the presentation of non-GAAP financial measures that excludes amortization of acquired intangible assets, acquisition and divestiture related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's core performance over time. The Company references 2025 adjusted SG&A expense ratio guidance, which excludes estimated acquisition and divestiture related expenses of approximately $400 thousand. The Company references 2025 adjusted effective tax rate guidance, which excludes amortization of acquired intangible assets and cannot be reconciled to the most directly comparable GAAP financial measure without unreasonable effort.

The table below provides a reconciliation of the Company's 2024 and 2025 adjusted diluted EPS guidance:

	Annual Guidance December 31, 2024	Annual Guidance December 31, 2025

GAAP diluted EPS	> $5.92	> $6.19
Amortization of acquired intangible assets	~$1.32	~$1.40
Acquisition and divestiture related expenses	~$0.15	~$—
Other adjustments (1)	~$(0.18)	~$—
Income tax effects of adjustments (2)	~$(0.41)	~$(0.34)
Adjusted diluted EPS	> $6.80	> $7.25

(1) Other adjustments include the following pre-tax items:

(a) for the year ended December 31, 2024, an estimated: $0.15 ($0.11 after-tax) net gain on the previously reported divestiture of Magellan Specialty Health due to the achievement of contingent consideration and finalization of working capital adjustments, $0.04 ($0.03 after-tax) net gain on the sale of property, $0.04 ($0.12 after-tax) gain on the previously reported divestiture of Circle Health, $0.03 ($0.02 after-tax) Health Net Federal Services asset impairment due to the 2024 final ruling on the TRICARE Managed Care Support Contract, $0.02 ($0.01 after-tax) severance costs due to a restructuring, $0.01 ($0.01 after-tax) additional loss on the previously reported divestiture of our Spanish and Central European businesses and $0.01 ($0.01 after-tax) gain on the previously reported divestiture of HealthSmart due to the finalization of working capital adjustments.

(b) none for the year ended December 31, 2025.

(2) The income tax effects of adjustments are based on the effective income tax rates applicable to each adjustment.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach – with local brands and local teams – to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene offers affordable and high-quality products to more than 1 in 15 individuals across the nation, including Medicaid and Medicare members (including Medicare Prescription Drug Plans) as well as individuals and families served by the Health Insurance Marketplace and the TRICARE program.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, http://investors.centene.com/.

Forward-Looking Statements

All statements, other than statements of current or historical fact, contained in this press release are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "guidance," "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "target," "goal," "may," "will," "would," "could," "should," "can," "continue," and other similar words or expressions (and the negative thereof). Centene (the Company, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our expected future operating or financial performance, market opportunity, competition, renewal and modification of the enhanced advance premium tax credits associated with the Marketplace product, expected contract start dates and terms, expected activities in connection with completed and future acquisitions and dispositions, our investments and the adequacy of our available cash resources. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments, and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions. All forward-looking statements included in this press release are based on information available to us on the date hereof. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this press release, whether as a result of new information, future events, or otherwise, after the date hereof. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables, and events including, but not limited to: our ability to design and price products that are competitive and/or actuarially sound including but not limited to any impacts resulting from Medicaid redeterminations; our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates; competition, including for providers, broker distribution networks, contract reprocurements and organic growth; our ability to adequately anticipate demand and provide for operational resources to maintain service level requirements; our ability to manage our information systems effectively; disruption, unexpected costs, or similar risks from business transactions, including acquisitions, divestitures, and changes in our relationships with third parties; impairments to real estate, investments, goodwill and intangible assets; changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel; membership and revenue declines or unexpected trends; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses; changes in healthcare practices, new technologies, and advances in medicine; our ability to effectively and ethically use artificial intelligence and machine learning in compliance with applicable laws; increased healthcare costs; inflation and interest rates; the effect of social, economic, and political conditions and geopolitical events, including as a result of changes in U.S. presidential administrations or Congress; changes in market conditions; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act (collectively referred to as the ACA) and any regulations enacted thereunder, including the renewal or modification of the enhanced advanced premium tax credits; uncertainty concerning government shutdowns, debt ceilings or funding; tax matters; disasters, climate-related incidents, acts of war or aggression or major epidemics; changes in expected contract start dates and terms; changes in provider, broker, vendor, state, federal and other contracts and delays in the timing of regulatory approval of contracts, including due to protests; the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare or other customers); the difficulty of predicting the timing or outcome of legal or regulatory audits, investigations, proceedings or matters including, but not limited to, our ability to resolve claims and/or allegations made by states with regard to past practices on acceptable terms, or at all, or whether additional claims, reviews or investigations will be brought by states, the federal government or shareholder litigants, or government investigations; challenges to our contract awards; cyber-attacks or other data security incidents or our failure to comply with applicable privacy, data or security laws and regulations; the exertion of management's time and our resources, and other expenses incurred and business changes required in connection with complying with the terms of our contracts and the undertakings in connection with any regulatory, governmental, or third party consents or approvals for acquisitions or dispositions; any changes in expected closing dates, estimated purchase price, or accretion for acquisitions or dispositions; losses in our investment portfolio; restrictions and limitations in connection with our indebtedness; a downgrade of our corporate family rating, issuer rating or credit rating of our indebtedness; the availability of debt and equity financing on terms that are favorable to us and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission (SEC). This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition, and results of operations, in our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs. The guidance in this press release is only effective as of the date given, December 12, 2024, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.